Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust for Professional Managers, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for Professional Managers for the period ended May 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for Professional Managers for the stated period.

________/s/ John Buckel___________ John Buckel President, Trust for Professional Managers	/s/ Jennifer Lima Jennifer Lima Treasurer, Trust for Professional Managers
Dated: 8/3/2022

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Trust for Professional Managers for purposes of Section 18 of the Securities Exchange Act of 1934.